United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee

(Address of Principal Executive Offices)

37363

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amended and Restated Severance Protection Plan

On April 7, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Miller Industries, Inc. (the “Company”) approved the Third Amended and Restated Severance Protection Plan (the “Amended Plan”), which amends and restates, and replaces, the Company’s Second Amended and Restated Change in Control Severance Plan (as previously amended, the “Prior Plan”). The Amended Plan removes from the calculation of severance benefits the equity portion of a participant’s annual bonus.  Aside from this change, the Prior Plan was unchanged in all substantive respects by the Amended Plan.

The foregoing summary of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description

10.1	Miller Industries, Inc. Third Amended and Restated Severance Protection Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc. (Registrant)
	By:	/s/ Deborah L. Whitmire
Deborah L. Whitmire
Executive Vice President, Chief Financial Officer and Treasurer
Dated: April 8, 2026